ROYSTON MANNOR ESTATES, INC.
(A DEVELOPMENT STAGE COMPANY)
FINANCIAL STATEMENTS
DECEMBER 31, 1999 AND
DECEMBER 31, 1998




TABLE OF CONTENTS

INDEPENDENT ACCOUNTANT'S REPORT
FINANCIAL STATEMENTS                           1

Balance Sheets                                 2

Statements of Operations and Deficit
Accumulated During the Development Stage       3

Statement of Changes in Stockholders Equity    4

Statements of Cash Flows                       5

Notes to the Financial Statements              6




CERTIFIED PUBLIC ACCOUNTANT

INDEPENDENT ACCOUNTANT'S REPORT

To the Board of directors and Stockholders of Royston Mannor Estates, Inc. Las Vegas, Nevada

I have audited the accompanying balance sheets of Royston Mannor Estates, Inc., (a development stage company) as of December 31, 1999, and December 31, l998, and the related statements of operations, cash flows, and changes in stockholders' equity for the periods then ended, as well as the cumulative period from December 31, 198B, (date of inception) to December 31, 1999. These statements are the responsibility of Royston Mannor Estates, Inc.'s management. My responsibility is to express an opinion on these financial statements based on my audit.

I conducted my audit in accordance with generally accepted auditin3 standards. Those standards require that I plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. I believe that my audit provides a reasonable basis for my opinion.

In my opinion the accompanying financial statements present fairly, in all material respects, the financial position of Royston Mannor Estates, Inc., as of December 31, 19gg, and December 31, 1998' and the results of operations, cash flows, and changes in stockholders' equity for the periods then ended, as well as the cumulative period from December 31, 1998, in conformity with generally accepted accounting principles.


David Coffey, C.
Las Vegas, Nevada
February 21, 2000



ROYSTON MANNOR ESTATES, INC.
(A DEVELOPMENT STAGE COMPANY)
BALANCE SHEETS
[CAPTION]

                                         Dec. 31, 1999       Dec. 31, 1998
                                         -------------       -------------
ASSETS
Cash                                      $7,048              $100
                                         -------             -----
Total Assets                              $7,048              $100
                                         =======             =====
LIABILITIES AND STOCKHOLDRS' EQUITY

Accounts Payable                            $400              $400
                                         -------             -----
Total Liabilities                           $400              $400

Stockholders' Equity
Common stock, authorized 50,000,000
shares at $.001 par value, issued and
outstanding 350,000 shares and
100,000 shares, respectively                $350              $100

Additional paid-in capital               $26,750                $0

Deficit accumulated during the
development stage                      ($20,452)            ($400)
                                       ---------            ------
Total Stockholders' Equity                $6,648            ($300)


Total Liabilities and
Stockholders' Equity                      $7,048             $100
                                       =========            ======

The accompanying notes are an integral part of these financial statements.



ROYSTON MANNOR ESTATES, INC.
(A DEVELOPMENT STAGE COMPANY)
STATEMENTS OF PERATIONS AND DEFICIT
ACCUMULATED DURING THE DEVELOPMENT STAGE
[CAPTION]

                                                               From inception,
                          Jan 1, 1999 to    Dec 31, 1998to     Dec 31, 1998 to
                          Dec 31, 1999      Dec 31, 1998       Dec 31, 1999
                          --------------    --------------     ---------------


Income                          $0               $0                  $0

Expenses
Organizational expense          $0             $400                $400
Consulting                 $20,000               $0             $20,000
Office expenses                $52               $0                 $52
                           -------          -------            --------
Total Expenses             $20,052             $400             $20,452
Net loss                  ($20,052)           ($400)           ($20,452)
                                                               =========

Retained Earnings,
beginning of period           $400               $0
                          ---------         --------
Deficit accumulated
furing the development
stage                     ($20,452)           ($400)
                          =========         ========

Earnings (loss) per
share assuming dilution:
Net loss                    ($0.07)          ($0.00)             ($0.08)
                          =========         ========           =========
Weighted average shares
outstanding               $279,167         $100,000            $265,385
                          =========        =========           =========

The accompanying notes are an integral part of these financial statements.

ROYSTON MANNOR ESTATES, INC.
(A DEVELOPMENT STAGE COMPANY)
STATEMENT OF CHANGE IN STOCKHOLDERS EQUITY
FOR THE PERIOD FROM DECEMBER 31, 1998 (Date of inception) TO
DECEMBER 31, 1999
TABLE



                          Common Stock        Additional       Total
                       Shares     Amount      Paid-in
                                              Capital
                       ------     ------      ----------       -----

Balance,
December 31, 1998      ---        ---         ---              ---

Issuance of common
stock for cash
December 31, 1998      100,000    $100        $0               $100

Less net loss                0      $0        $0              ($400)
                      --------    ----       ----             ------

Balance
December 31, 1998      100,000    $100        $0              ($300)

Issuance of common
stock for cash
March, 1999            200,000    $200        $19,800         $20,000

Less offering costs          0      $0        ($3,000)        ($3,000)

Issuance of common
stock for cash
Ocotber, 1999           50,000     $50       $9,950           $10,000

Less net loss                0      $0           $0          ($20,052)
                      --------    ----       ---------       ---------
Balance
December 31, 1999      350,000    $350       $26,750          $6,648
                      ========    ====       =========       =========

The accompanying notes are an integral part of these financial statements.




ROYSTON MANNOR ESTATES, INC.
(A DEVELOPMENT STAGE COMPANY)
STATEMENTS OF CASH FLOWS
(With cumulative Figures From Inception)
[CAPTION]

                                                           From inception,
                       Jan 1, 1999, to    Dec 31, 198 to   Dec 31, 1998, to
                       Dec 31, 1999       Dec 31, 1998     Dec 31, 1999
                       ---------------    --------------   ----------------

CASH FLOWS PROVIDED
BY OPERATING
ACTIVITIES

Net Loss               ($20,052)          ($400)           ($20,452)

Non-cash items
included in net loss
to cash used by
operating activity
Accounts payable             $0            $400             $400
                        --------          ------           ---------

NET CASH PROVIDED BY
OPERATING ACTIVITIES         $0            $0               $0
                        --------          ------           ---------

CASH FLOWS USED BY
INVESTING ACTIVITIES         $0            $0               $0
                        --------          ------           ---------
NET CASH USED BY
INVESTING ACTIVITIES         $0            $0               $0

CASH FLOWS FROM FINANCING
ACTIVITIES
Sale of common stock       $250            $100             $350

Paid-in Capital         $29,750            $0               $29,750

Less Offering costs     ($3,000)           $0               ($3,000)
                        --------           ----             ---------

NET CASH PROVIDED BY
FINANCING ACTIVITIES    $27,000            $100             $27,100
                        -------            -----            --------

NET INCREASE IN CASH     $6,948            $100              $7,048
                                                            ========
CASH AT BEGINNING OF
PERIOD                     $100              $0

CASH AT END OF PERIOD    $7,048            $100
                        =======            =====

The accompanying notes are an integral part of these financial statements.

ROYSTON MANNOR ESTATES, INC.
(A DEYELOPMENT STAGE COMPANY)
NOTES TO THE FINANCIAL STATEMENTS
DECEMBER 31,1999, AND DECEMBER 31, 1998

NOTE A SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

The Company was incorporated on December 31, 1998, under the laws of the State of Nevada. The business purpose of the Company is primarily to effect a merger or acquisition with a private entity. Secondarily, such a merger may allow research and development of a wholesale and retail winery.

The Company will adopt accounting policies and procedures based upon the nature of future transactions.

NOTE B OFFERING COSTS

Offering costs are reported as a reduction in the amount of paid-in capital received for sale of the shares.

NOTE C EARNINGS (LOSS) PER SHARE

Basic EPS is determined using net income divided by the weighted average shares outstandin3 during the period. Diluted EPS is computed by dividing net income by the weighted average shares outstanding, assuring all dilative potential common shares were issued. Since the Company has no common shares that are potentially issuable, such as stock options, convertible securities or warrants, basic and diluted EPS are the same.

NOTE D STOCK OFFERINGS

In March of 1999, the Company completed the sale of 200,000 shares of its common stock at $.10 per share for a total of $20,000. The proceeds were to be used for the sa for a merger or acquisition candidate.

In October of 1999, the Company sold, by private placement, 50,000 shares of its common stock at $.20 per share for a total of $10,000. The proceeds were to be used for working capital.







Royston Mannor Estates, Inc.
(A Development Stage Company)
Finacial Statements
March 31, 2000 and March 31, 1999


Table of Contents
                                               Page Number
Independent Accountant's Report                   1
Financial Statement
   Balance Sheets                                 2
   Statements of Operations and Deficit
     Accumulated During the Development Stage     3
   Statement of Changes in Stockholders' Equity   4
   Statement of Cash Flows                        5
   Notes to the Financial Statements              6




David E. Coffey
3651 Lindell Road, Suite A
Las Vegas, NV  89103

Independent Auditor's Report

To the Board of Directors and Stockholders of Royston Mannor Estates, Inc.
Las Vegas, NV


I have audited the accompanying balance sheets of Royston Mannor Estates, Inc., (a development stage company) as of March 31, 2000, and March 311, 1999, and the related statements of operations, cash flows, and changes in stockholders' equity for the periods then ended, as well as the cumulative period from December 31, 1998, (date of reception) to March 31, 1999. These statements are the responsibility of Royston Mannor Estates, Inc.'s management. My responsiblity is to express an opinion on these financial statements based on my audit.

I conducted my audit in accordance with generally accepted auditing standards. Those standards require that I plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. I believe that my audit provides a reasonable basis for my opinion.

In my opinion, the accompanying financial statements present fairly, in all material respects, the financial position of Royston Mannor Estates, Inc., as of March 31, 2000, and March 31, 1999, and the results of operations, cash flows, and changes in stockholders' equity for the periods then ended, as well as the cumulative period from December 31, 1998, in conformity with generally accepted accounting principles.

David Coffey, CPA
Las Vegas, Nevada
May 19, 1999


Royston Mannor Estates, Inc.
(A Development Stage Company)
Balance Sheets

                                         MARCH 31, 2000        MARCH 31, 1999
                                         --------------        --------------
ASSETS
  Cash                                   $  1058               $  78
                                         --------------        --------------
   Total Assets                          $  1058               $  78
                                         ==============        ==============

LIABILITIES AND STOCKHOLDERS' EQUITY
  Accounts payable                       $  5,400              $  400
                                         --------------        --------------
    Total Liabilities                       5,400                 400

  Stockholders' Equity
    Common stock, authorized 50,000,000
    shares at $0.001 par value, issued
    outstanding 350,000 shares and
    100,000 shares, respectively              350                 300
    Additional paid in capital             26,750               19,800
    Deficit accumulated during the
    development stage                     (31,442)             (20,422)
                                         ---------------       --------------
  Total Liabilities and Stockholders'
     Equity                              $  1,058              $    78
                                         ===============       ==============

The accompanying notes are an integral part of these financial statements.


ROYSTON MANNOR ESTATES, INC
(A DEVELOPMENT STAGE COMPANY)
STATEMENTS OF OPERATIONS AND DEFICIT
ACCUMULATED DURING DEVELOPMENT STAGE
(WITH CUMULATIVE FIGURES FROM INCEPTION)

                                                               FROM INCEPTION
                          JAN. 1, 2000 TO   JAN. 1, 1999 TO    DEC. 31, 1998 TO
                          MAR. 31, 2000     MAR. 31, 1999      MAR. 31, 2000
                         ---------------   ---------------    ----------------
INCOME                        $  0              $  0               $  0

EXPENSES
  Organizational expenses        0                 0                  0
  Consulting                   5,990             20,000             25,990
  Professional fees            5,000               0                 5,000
  Office expenses                0                 22                  52
                           ---------------   ----------------   ----------------
Total expenses                 10,990            20,022             31,442

Net loss                      (10,990)          (20,022)           $  (31,442)

Retained Earnings,
beginning of period           (20,452)          (400)
                           ---------------   ----------------   ----------------
Deficit accumulated during
the development stage         $  (31,442)       $  (20,422)
                              ===============   ================

Earnings (loss) per share
  assuming dilution:
Net loss                      $  (0.03)         $ (0.09)           $ (0.11)
                           ===============   ================   ================

Weighted average shares
outstanding                   350,000           233,333            281,250
                          ===============   ================   ================



The accompanying notes are an integral part of these financial statements.



ROYSTON MANNOR ESTATES, INC.
(A DEVELOPMENT STAGE COMPANY)
STATEMENT OF CHANGES IN STOCKHOLDERS' EQUITY
FOR THE PERIOD FROM DECEMBER 31, 1998, (DATE OF INCEPTION) TO
MARCH 31, 2000

                                  Common Stock        Additional          Total
                               Shares      Amount     Paid in Capital
                            --------    --------   ---------------     ---------
Balance,
December 31, 1998                -           -             -                -

Issuance of common stock
for cash December 1998         100,000     $100            0                100

Less net loss                  0           0             0                (400)
                            --------    ---------  ---------------     ---------
Balance,
December 31, 1998            100,000     $100            0                (300)

Issuance of common stock
for cash March 1999          200,000     $200          19,800             20,000

Less offering costs          0            0           (3,000)            (3,000)

Issuance of common stock
for cash October, 1999      50,000     $50           $ 9,950             $10,000

Less net loss               0            0              0              (20,052)
                          --------    ---------   ---------------      --------
Balance,
December 31, 1999           350,000     $350        $26,750              $6,648

Less net loss               0            0              0               (10,990)
                          --------    ---------   ---------------      --------
Balance,
March 31, 2000            350,000     $350        $26,750              $ (4,342)
                         ========    =========   ===============      ==========


THE ACCOMPANYING NOTES ARE AN INTEGRAL PART OF THESE FINANCIAL STATEMENTS.


ROYSTON MANNOR ESTATES, INC.
(A DEVELOPMENT STAGE COMANY)
STATEMENTS OF CASH FLOWS
(WITH CUMULATIVE FIGURES FROM INCEPTION

                                                                 FROM INCEPTION
                        JAN. 1, 2000 TO    JAN. 31, 2000 TO    DEC. 31, 1998, TO
                       MAR. 31, 2000      MAR. 31, 1999       MAR. 31, 2000
                      ---------------    ----------------    --------------
CASH FLOWS PROVIDED BY
OPERATION ACTIVITES
Net loss              $   (10,990)       $   (20,220)        $   (31,442)
Non-cash items provided in net loss    0                    0                   0
Adjustments to reconcile net loss
  to cash used by operating activity
     Account payable           5,000                0              5,400
                           ---------------    ----------------    --------------
NET CASH PROVIDED BY
OPERATING ACTIVITIES           (5,990)           (20,022)            (26,042)


CASH FLOWS USED BY
INVESTING ACTIVITIES                     0                 0                    0


CASH FLOWS FROM FINNANCING
ACTIVITIES
  Sale of common stock               0                 200                 350
  Paid-in capital                   0               19,800              29,750
  Less offering costs               0                  0                (3,000)
                           ---------------     ---------------     -------------

  NET CASH PROVIDED BY
  FINANCING ACTIVITIES               0               20,000             27,100
                           ---------------     ----------------    -------------
NET INCREASE IN CASH (DECREASE)     (5,990)           (22)              $  1058
                                                                  ==============

CASH AT BEGINNING OF PERIOD           7,048               100
                                  ---------------     -----------------
  CASH AT END OF PERIOD           $ 1,058             $   78
                                  ===============     =================


THE ACCOMPANYING NOTES ARE AN INTEGRAL PART OF THESE FINANCIAL STATEMENTS.




ROYSTON MANNOR ESTATES, INC.
(A DEVELOPMENT STAGE COMPANY)
NOTES  TO THE FINANCIAL STATEMENTS
MARCH 31, 2000, AND MARCH 31, 1999


NOTE A  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

        The Company was incorporated on December 31, 1998, under the laws of the STATE of NEVADA. The business purpose of the Company is primarily to effect a merger or acquisition with a privated entity. Secondarily, such a merger may allow research and development of a wholesale and retail winery.

        The Company will adopt accounting policies and procedures based upon the nature of future transactions.

NOTE B  OFFERING COSTS

        Offering costs are reported as a reduction in the amount of paid-in capital received for sale of the shares.

NOTE C  EARNINGS (LOSS) PER SHARE

        Basic EPS is determined using net income divided by the weighted average shares outstanding during the period. Diluted EPS is computed by dividing net income by the weighted average shares outstanding, assuming all dilutive potential common shares were issued. Since the Company has no common shares that are potentially issuable, such as stock options, convertible securities or warrants, basic and diluted EPS are the same.

NOTE D  STOCK OFFERINGS

        In March of 1999, the Company completed sale of 200,000 shares of its common stock at $0.10 per share for a total of $20,000. The proceeds